UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously disclosed, the stockholders of Alimera Sciences, Inc. (“Alimera”) approved at a special meeting of Alimera’s stockholders held on Monday, November 4, 2019 a proposal to authorize Alimera’s board of directors, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to Alimera’s restated certificate of incorporation to effect a reverse stock split (the “reverse split”) of Alimera’s issued and outstanding common stock at a ratio to be determined by the board, ranging from one-for-five to one-for-30, with the reverse split to be effected at such time and date, if at all, as determined by the board in its sole discretion, but no later than May 4, 2020, when the authority granted in the proposal to implement the reverse split would terminate.

On November 7, 2019, following stockholder approval of the reverse split at the special meeting, the board approved the reverse split at a ratio of one-for-15, to become effective on November 14, 2019 after the close of trading on The Nasdaq Global Market. On November 15, 2019, Alimera’s common stock will begin trading on a post-reverse split basis on The Nasdaq Global Market under the existing symbol “ALIM.” On November 7, 2019, Alimera issued a press release announcing the board’s authorization of the reverse split. A copy of Alimera’s press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
99.1	Press Release of Alimera Sciences, Inc. dated November 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: November 7, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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